UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT of 1934

Date of report (Date of earliest event reported):  January 29, 2008

SCHNITZER STEEL INDUSTRIES, INC.
(Exact Name of Registrant as Specified in Its Charter)

OREGON (State or Other Jurisdiction of Incorporation)	0-22496 (Commission File Number)	93-0341923 (I.R.S. Employer Identification No.)

3200 N.W. Yeon Ave. P.O. Box 10047 Portland, OR (Address of Principal Executive Offices)	97296-0047 (Zip Code)

Registrant’s Telephone Number Including Area Code:  (503) 224-9900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

In connection with Richard D. Peach’s appointment in December 2007 as the Chief Financial Officer of Schnitzer Steel Industries, Inc. (the “Company”), the Compensation Committee of the Board of Directors of the Company, on January 29, 2008, approved the following changes to Mr. Peach’s compensation arrangements, effective as of December 7, 2007:

▪	An increase in his annual base salary from $300,000 to $410,000; and
▪	An increase in his target bonus from 40% to 50% of his annual salary.

The other terms of Mr. Peach’s employment with the Company continue to be governed by the letter agreement (the “Letter Agreement”), dated March 2, 2007.  The Letter Agreement is an exhibit of the Form 8-K filed by the Company on March 22, 2007 and is incorporated by reference herein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SCHNITZER STEEL INDUSTRIES, INC.
(Registrant)

Dated: January 31, 2008	By:	/s/ RICHARD C. JOSEPHSON
Name: Richard C. Josephson
Title: Vice President, General Counsel and Secretary